Exhibit 10.4

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of January 25, 2021, is entered into by and among ION Acquisition Corp. 1 Ltd., a Cayman Islands exempted company (“ION”), Taboola.com Ltd., a company organized under the laws of the State of Israel (the “Company”), and ION Holdings 1, LP, a Cayman Islands limited partnership, and ION Co-Investment LLC, a Delaware limited liability company (each, a “Shareholder” and collectively, the “Shareholders”).

RECITALS

WHEREAS, as of the date hereof, the Shareholders are the record and “beneficial owners” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and are entitled to dispose of and vote, in the aggregate, 6,393,750 ION Class B Shares, no ION Class A Shares, and 7,175,000 ION Class A Shares underlying ION Warrants (collectively, the “Owned Shares”; the Owned Shares and any additional ION Class A Shares (or any securities convertible into or exercisable or exchangeable for ION Class A Shares) in which the Shareholders acquire record or beneficialownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise, conversion or exchange of any securities (including any warrants), the “Covered Shares”);

WHEREAS, concurrently herewith, ION, Toronto Sub Ltd., a Cayman Islands exempted company and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified  from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which Merger Sub will merge with and into ION (the “Merger”) at the Effective Time, with ION continuing as the surviving company after the Merger, as a result of which, ION will become a direct, wholly-owned subsidiary of the Company;

WHEREAS, as a condition and inducement to the willingness of ION and the Company to enter into the Merger Agreement, ION, the Company and the Shareholders are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, ION, the Company and the Shareholders hereby agree as follows:

1.          Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 4, each Shareholder, in its capacity as a shareholder of ION, severally and not jointly, irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of such Shareholder’s Covered Shares to, validly execute and deliver to ION, on (or effective as of) the fifth (5th) day following the date that the notice of the ION Extraordinary General Meeting is delivered by ION, the voting proxy in favor of the proposals included therein in substantially the form attached hereto as Exhibit A in respect of all of such Shareholder’s Covered Shares. In addition, prior to the Termination Date (as defined herein), each Shareholder, in its capacity as a shareholder of ION, severally and not jointly, irrevocably and unconditionally agrees that, at any meeting of the shareholders of ION (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of shareholders of ION, such Shareholder shall, and shall cause any other holder of record of any of such Shareholder’s Covered Shares to:

(a)          if and when such meeting is held, appear at such meeting or otherwise cause such Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)          execute and return an action by written consent (or vote, in person or by proxy), or validly execute and return and cause such consent to be granted with respect to (or cause to be voted at such meeting), all of such Shareholder’s Covered Shares owned as of the date that any written consent is executed by such Shareholder (or the record date for such meeting) in favor of the ION Transaction Proposals, as defined on Exhibit A;

(c)          execute and return an action by written consent (or vote, in person or by proxy), or validly execute and return and cause such consent to be granted with respect to (or cause to be voted at such meeting), all of such Shareholder’s Covered Shares against (A) any ION Business Combination or any proposal relating to an ION Business Combination (in each case, other than the Transactions) and any other action or agreement that would reasonably be expected to (i) frustrate the purposes of, or materially impede, interfere with, delay, postpone or adversely affect the Transactions (including the consummation thereof), (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of ION under the Merger Agreement or cause any of the conditions to Closing set forth in Article VII of the Merger Agreement not to be fulfilled or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Shareholder contained in this Agreement; (B) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of all or substantially all assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by ION and (C) any change in the business, management or board of directors of ION; and

(d)          in any other circumstances upon which a consent or other approval is required under ION’s Organizational Documents or otherwise sought in furtherance of the Transactions, vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Covered Shares owned at such time in favor thereof.

2.          Proxy.

(a)          The obligations of the Shareholders specified in Section 1 shall apply whether or not the Merger or any action described above is recommended by the board of directors of ION or any committee thereof or the board of directors of ION or any committee thereof has previously recommended the Merger or such action but changed its recommendation.

(b)          Each Shareholder hereby irrevocably and unconditionally, to the fullest extent permitted by applicable law, appoints ION, or any ION designee, for so long as the provisions of Section 1 remain in effect, as such Shareholder’s attorney-in-fact and proxy with full power of substitution, to vote, express consent or dissent and otherwise act (by written consent or otherwise) with respect to the Covered Shares, solely on the matters and in the manner specified in Section 1. This proxy (including, for the avoidance of doubt, any voting proxy delivered pursuant to Section 1) shall be valid for the duration of this Agreement.

(c)          THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 2 ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Shareholder hereby affirms that the irrevocable proxy granted by such Shareholder pursuant to this Section 2 (including, for the avoidance of doubt, any voting proxy delivered pursuant to Section 1) is granted in consideration of the Company entering into this Agreement and the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. The proxies and powers of attorney shall not be terminated by any act of a Shareholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of each Shareholder. Each Shareholder hereby revokes all other proxies and powers of attorney on the matters specified in this Section 2 with respect to the Owned Shares that such Shareholder may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Shareholder with respect to any Covered Shares. All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of such Shareholder and any obligation of such Shareholder under this Agreement shall be binding upon the heirs, personal representatives, and successors of such Shareholder.

3.          No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that such Shareholder shall not, at any time prior to the Termination Date (as defined below), (i) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4.          Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement, in accordance with its terms or (iii) the time this Agreement is terminated upon the mutual written agreement of ION, the Company and the Shareholders (the earliest such date under clause (i), (ii), and (iii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 11 to 23 below shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

5.          Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to the Company and ION solely as to itself and severally and not jointly as follows:

(a)          Such Shareholder is the only record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement, the Investors’ Rights Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares, such Shareholder does not own beneficially or of record any share capital of ION (or any securities, including warrants exercisable, convertible or exchangeable into share capital of ION).

(b)          Such Shareholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust or any other agreement or arrangement, including any proxy, consent or power of attorney, with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c)          Such Shareholder (i) is a legal entity duly organized, validly  existing  and, to the extent such concept is applicable, in good standing under the Applicable Legal Requirements of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding  agreement  of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Applicable Legal Requirements affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)          Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Shareholder from, or to be given by such Shareholder to, or be made by such Shareholder with, any Governmental Entity in connection with the execution, delivery and performance by such Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement.

(e)          The execution, delivery and performance of this Agreement by such Shareholder do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Shareholder (if such Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Shareholder pursuant to any Contract binding upon such Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 6(d), under any Applicable Legal Requirements to which such Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(f)          As of the date of this Agreement, there is no action, proceeding or investigation pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder that questions the beneficial or record ownership of such Shareholder’s Owned Shares, that would reasonably be expected to question the validity of this Agreement or to prevent or materially impair, enjoin or delay  the ability  of such Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g)          Such Shareholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of the Company and ION to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that the Company and ION have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares owned by such Shareholder are irrevocable.

(h)          Such Shareholder understands and acknowledges that ION and the Company are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

(i)          No investment banker, broker, finder or other intermediary, other than Cowen and Company, LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which ION or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Shareholder, on behalf of such Shareholder.

6.          Certain Covenants of the Shareholders. Except in accordance with the terms of this Agreement, each Shareholder hereby covenants and agrees, severally and not jointly, as follows:

(a)          Subject to Section 7 hereof, prior to the Termination Date, such Shareholder shall not, and shall cause its Affiliates and Subsidiaries not to, authorize its Representatives to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, approve, endorse, recommend, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or may reasonably be expected to result in or lead to, an ION Business Combination other than with the Company, the Company Shareholders and their respective Affiliates and Representatives (such offer, inquiry, proposal or indication of interest other than with the Company, the Company Shareholders and their respective Affiliates and Representatives, a “Sponsor Business Combination Proposal”); (ii) furnish or disclose any non-public information about ION to any Person in connection with, or that could reasonably be expected to lead to, a Sponsor Business Combination Proposal (except that such Shareholder shall be permitted to disclose non-public information about ION to its limited partners, members, or shareholders for the limited purpose of securing the corporate or other power and authority to execute and perform this Agreement, provided such Shareholder takes reasonable efforts to cause such Persons to comply with this Section 6(a)); (iii) enter into any Contract or other arrangement or understanding regarding a Sponsor Business Combination Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Such Shareholder shall (A) notify the Company promptly (and in any event within one Business Day) upon receipt by the Shareholder of any Sponsor Business Combination Proposal, and describe the material terms and conditions of any such Company Business Combination Proposal in reasonable detail (including the identity of the Persons making such Sponsor Business Combination Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications or other material developments with respect to such Company Business Combination Proposal or information. Such Shareholder also agrees that, immediately  following the execution of this Agreement ,such Shareholder shall, and shall cause its Affiliates and Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with a Sponsor Business Combination Proposal.

Notwithstanding anything in this Agreement to the contrary, (i) the Shareholders shall not be responsible for ION’s actions or for those of the board of directors of ION (or any committee thereof), any Subsidiary of ION, if any, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “ION Related Parties”), including with respect to any of the matters contemplated by this Section 6(a), (ii) the Shareholders make no representations or warranties with respect to the actions of any of the ION Related Parties and (iii) any breach by ION of its obligations under Section 6.09 of the Merger Agreement shall not be considered a breach of this Section 6(a) (it being understood for the avoidance of doubt that each Shareholder shall remain responsible for any breach by such Shareholder or its Representatives (other than any such Representative that is an ION Related Party) of this Section 6(a)).

(b)          Each Shareholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Applicable Legal Requirements or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), enter into any Contract or option with respect to the Transfer of any of such Shareholder’s Covered Shares or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any of such Shareholder’s Covered Shares; (ii) publicly announce any intention to effect any transaction specified in clause (i) or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of such Shareholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the transferring Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(b) shall not relieve the transferring Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 6(b) with respect to the transferring Shareholder’s Covered Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Shareholder.

(c)          Each Shareholder hereby authorizes ION to maintain a copy of this Agreement at either the executive office or the registered office of ION.

(d)          Each Shareholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Shareholder shall be bound by and comply with Section 6.05(a), Section 6.05(b) and Section 6.15(ii) of the Merger Agreement (and any relevant definitions contained in such sections) as if such Shareholder was an original signatory to the merger Agreement with respect to such provision.

(e)          Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of the Company, ION or any of their respective successors or directors, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

(f)          Each Shareholder that holds ION Class A Shares agrees not to demand that ION redeem any ION Class A Shares owned by it in connection with the transactions contemplated by the Merger Agreement.

7.          Further Assurances. From time to time, at the Company’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Each Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against ION, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or  the consummation of the transactions contemplated hereby and thereby (including the Capital Restructuring).

8.          Disclosure. Each Shareholder hereby authorizes ION and the Company to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable securities laws or any other securities authorities), or include in any document or information required to be filed with or furnished to the SEC or the NYSE or Nasdaq, such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement and, if deemed appropriate by ION or the Company a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by ION or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC or the NYSE or Nasdaq).

9.          Changes in Share Capital. In the event of a share split,  share dividend  or distribution, or any change in ION’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.          Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by ION, the Company and the Shareholders. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 10 or Section 11, as applicable.

11.          Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to ION prior to the Closing, to:

ION Acquisition Corp. 1 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672,  Israel
Attn: Anthony Reich
Email: Anthony@ion-am.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of  the  Americas
New York, New York 10020-1095
Attention:	Joel Rubinstein Robert Chung Kristen Rohr
Email:	joel.rubinstein@whitecase.com robert.chung@whitecase.com kristen.rohr@whitecase.com

Goldfarb Seligman & Co.
Ampa Tower
98 Yigal Alon Street
Tel Aviv 6789141, Israel
Attention: Aaron M. Lampert
Email: aaron.lampert@goldfarb.com

If to the Company or ION following the Closing, to:

Taboola.com Ltd.
2 Jabotinsky Street
Ramat Gan 5250501
Israel
Attention:	General Counsel
Telephone No.:	+972-3-6966966
Email:	legal@taboola.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention:	Justin G. Hamill Joshua M. Dubofsky Navneeta Rekhi
Email:	justin.hamill@lw.com josh.dubofsky@lw.com navneeta.rekhi@lw.com

and

Meitar, Law Offices
16 Abba Hillel Road
Ramat Gan 52506, Israel
Attention:	Alon Sahar Assaf Naveh
Email:	asahar@meitar.com assafn@meitar.com

and

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017-3982
Attention:	Lee Hochbaum Michael Kaplan
Email:	lee.hochbaum@davispolk.com michael.kaplan@davispolk.com

If to a Shareholder, to such address indicated on such Shareholders’ signature page hereto or to such other address or addresses as such Shareholder may from time to time designate in writing.

13.          No Ownership Interest. Nothing contained in this Agreement shall  be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of any Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of any Shareholder shall remain vested in and belong to such Shareholder, and the Company shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct either Shareholder in the voting or disposition of any of such Shareholder’s Covered Shares, exceptas otherwise provided herein.

14.          Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement and the Merger Agreement. In the event of any inconsistency, conflict, or ambiguity as to the rights and obligations of the parties hereto under this Agreement and the Merger Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

15.          No Third-Party Beneficiaries. The Shareholders hereby agree that their representations, warranties and covenants set forth herein are solely for the benefit of the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Legal Proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

16.          Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)          This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of  conflicts of law  thereof, except to the extent that the laws of the Cayman Islands or of the State of Israel are mandatorily applicable.

(b)          Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or, if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware or any appellate court therefrom in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each of the parties hereto and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in  such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each of the parties hereto and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any suchaction, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each of the parties hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12. Notwithstanding the foregoing in this Section 17, any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(c)          TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY  DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY  WAIVES  ANY  RIGHT  TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING.  IF  THE  SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER  OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD- PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO  CONSOLIDATE  ANY  SUCH  LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

17.          Assignment; Successors. No party hereto shallassign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 17 shall  be null  and void, ab initio.

18.          Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of ION, the Company or the Shareholders (or either of them) under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

19.          Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Shareholders’ obligations to vote its Covered Shares as provided in  this  Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Applicable Legal Requirements or that an award of specific performance is not an appropriate remedy for any reason at Applicable Legal Requirements or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 19 shall not be required to provide any bond or other security in connection with any such injunction.

20.          Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under Applicable Legal Requirements, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Legal Requirements, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under Applicable Legal Requirements, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

21.          Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

22.          Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

23.          Capacity as a Shareholder. Notwithstanding anything herein to the contrary, each Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of ION, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of such Shareholder or any affiliate, employee or designee of such Shareholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of ION or any other Person. The Shareholders shal not be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by one another or any other shareholder that is entering into a similar Agreement and the Shareholders shall solely be required to perform their respective obligations hereunder in their individual capacity.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

ION ACQUISITION CORP 1 LTD.

By:	/s/ Anthony Reich
Name: Anthony Reich
Title: Chief Financial Officer

[Signature Page to Sponsor Support Agreement]

TABOOLA.COM LTD.

By:	/s/ Eldad Maniv
Name: Eldad Maniv
Title: President & COO
[Signature Page to Sponsor Support Agreement]

ION HOLDINGS 1, LP

By:	/s/ Anthony Reich

By its General Partner
ION ACQUISITION CORP GP LTD.

Name: Anthony Reich Title: Authorized Signatory
Address: 89 Medinat Hayehudim Street Herzliya 4676672, Israel
[Signature Page to Sponsor Support Agreement]

ION CO-INVESTMENT LLC

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory
Address: 599 Lexington Avenue, 20th Floor New York, New York 10022

[Signature Page to Sponsor Support Agreement]